                                                                    EXHIBIT 23.1


INDEPENDENT AUDITORS' CONSENT


We consent to the incorporation by reference in Registration Statements No. 333-50996, 333-33672, 333-64027, 333-38449, 33-65538, 33-81008, 33-46166, and
33-32677 of Raining Data Corporation (formerly Omnis Technology Corporation) on Form S-8 of our report dated June 7, 2000, except for Note 5, as to which the date is July 11, 2000, relating to the consolidated financial statements of Pick Systems, Inc. for the fiscal years ended February 29, 2000 and February 28, 1999 appearing in this current report on Form 8-K/A dated December 1, 2000 and filed June 21, 2001.


/s/ DELOITTE & TOUCHE LLP

DELOITTE & TOUCHE
Costa Mesa, California
June 21, 2001